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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Big Flower Press Holdings, Inc. on Form S-4 of our report dated February 8, 1999 appearing in the Annual Report on Form 10-K of Big Flower Press Holdings, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York
March 31, 1999